UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

SEALY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-3284147
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Office Parkway Trinity, North Carolina 27370 Telephone: (336) 861-3500
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.01 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:                       (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

A description of the Common Stock, par value $0.01 per share, is incorporated herein by reference to the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-126280). Such description will be included in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEALY CORPORATION

Dated: April 5, 2006

	By:	/s/ Kenneth L. Walker
	Name:	Kenneth L. Walker
	Title:	Senior Vice President, General
Counsel and Secretary